Exhibit 99.1

1259 NW 21 Street

Pompano Beach, FL 33069

NEWS

March 8, 2005

FOR MORE INFORMATION:

954-917-7665

HOWARD L. EHLER, JR.

EXECUTIVE VICE PRESIDENT

IMPERIAL INDUSTRIES, INC. BOARD OF DIRECTORS

AUTHORIZES REVERSE STOCK SPLIT RATIO OF ONE-FOR-FOUR

EFFECTIVE AT CLOSE OF BUSINESS ON MARCH 18, 2005

Pompano Beach, FL………Imperial Industries, Inc. (“IPII”) announced today that its Board of Directors has voted to effect a reverse stock split of the Company’s common stock at a ratio of one-for-four. Today’s actions follow approval of a reverse split by the Company’s shareholders at a special meeting of stockholders held on December 21, 2004.

The reverse split will be effective after the close of business on Friday, March 18, 2005 (the “Effective Date”). The Company’s common stock after the reverse split will continue to trade on the OTC Bulletin Board adjusted for the reverse split on Monday, March 21, 2005.

As of February 28, 2005, there were 9,703,599 shares of Imperial Industries, Inc. common stock outstanding. After the effect of the reverse stock split, there will be issued and outstanding an aggregate of approximately 2,425,899 shares of common stock. The authorized shares of common stock will remain at 40,000,000. Fractional shares resulting from the reverse stock split will be purchased by the Company, based on the average closing price for the 10 previous business days prior to the Effective Date. Following the Effective Date, stockholders will receive instructions for exchanging pre-split old common stock for post-split new common stock certificates from the Company’s transfer agent, Continental Stock Transfer and Trust Company.  For more information regarding the reverse stock split, stockholders are urged to review the Company’s Proxy Statement dated November 5, 2004, which is available at no charge on the SEC’s website www.sec.gov.

The reverse stock split is expected to position the Company’s common stock to exceed the initial minimum per share market price requirements for listing on the NASDAQ Small Cap Market. The Company has filed its application with the NASDAQ to list the common stock for trading on the NASDAQ Small Cap Market. The Company believes it currently meets all listing requirements other than the minimum bid price per share of common stock. Following the reverse stock split, the Company anticipates it will obtain a listing of the Company’s common stock on the NASDAQ Small Cap Market within approximately thirty (30) days.

S. Daniel Ponce, Imperial’s Chairman of the Board stated: “We believe the reverse stock split will help our common stock become more attractive to a broader range of investors and ultimately improve the liquidity of our common stock for our shareholders. We see this as another step in our process of delivering long-term shareholder value to our stockholders.”

Page 2 of News Release dated March 8, 2005

Imperial Industries, Inc., a building products company, sells products throughout the Southeastern United States with facilities in the States of Florida, Georgia, Mississippi and Alabama. The Company is engaged in the manufacturing and distribution of stucco, plaster and roofing products to building materials dealers, contractors and others through its subsidiaries, Premix-Marbletite Manufacturing Co. and Acrocrete,

Inc. The Company through its subsidiary, Just-Rite Supply, Inc., is engaged in the distribution of the Company’s manufactured products, as well as gypsum, roofing, insulation and masonry products manufactured by other companies. See our website at www.imperialindustries.com for more information about the Company.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, are dependent on a number of factors, including market conditions and availability of financing, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors”.  A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.